Contact:	Deric Eubanks	Joe Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD INC. ANNOUNCES EFFECTUATION OF REVERSE STOCK SPLIT AND FORWARD STOCK SPLIT

DALLAS, July 31, 2024 – Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”), today announced that in connection with its previously announced plan to withdraw and delist its common stock from trading on the NYSE American LLC stock exchange (the “NYSE American”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company effected a 1-for-10,000 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) followed immediately by a 10,000-for-1 forward stock split of the Company’s common stock (the “Forward Stock Split,” together with the Reverse Stock Split, the “Transaction”), on July 29, 2024 at 5:01 p.m. Eastern Time and 5:02 p.m. Eastern Time, respectively. Following the Transaction, there were 2,066,860 shares outstanding.
The NYSE American has filed with the Securities and Exchange Commission (the “SEC”) a Form 25 to effectuate the removal of the Company’s common stock from listing on the NYSE American and to deregister the common stock under Section 12(b) of the Exchange Act. As a result, Ashford common stock will no longer be listed on the NYSE American. The Company intends to terminate the registration of common stock under the Exchange Act and cease reporting as a public company.
For more information regarding the Company’s deregistration and delisting transaction, please refer to the definitive proxy statement on Schedule 14A filed with the SEC on June 21, 2024.